UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  February 5, 2004


 AEI NET LEASE INCOME & GROWTH FUND XIX LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




           0-19838                      41-1677062
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)



Item 2.   Acquisition or Disposition of Assets.

       On February 5, 2004, the Partnership purchased a 50% interest in a Jared Jewelry store in Lakewood, Colorado from Translakewood, LLC. The total cash purchase price of the land and building was approximately $4,070,000. The remaining interest in the property was purchased by AEI Real Estate Fund XVIII Limited Partnership, an affiliate of the Partnership. Translakewood, LLC is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7. Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired - Not
             Applicable.

         (b) On February 5, 2004, the Partnership purchased its 50% interest in the property for $2,035,000. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2002, the Partnership's Investments in Real Estate would have increased by $2,035,000 and its Current Assets
             (cash) would have decreased by $2,035,000.

             The Rental Income for the Partnership would have increased from $1,998,305 to $2,157,059 for the year ended December 31, 2002 and from $846,629 to $965,695 for the nine months ended September 30, 2003 if the Partnership had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $32,302   and  $24,227  for  the   year   ended
             December  31,  2002 and the nine  months  ended
             September 30, 2003, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $3,157,281 to $3,283,733 and from $2,937,874 to $3,032,713, which would have resulted in Net Income of $158.50 and $147.08 per Limited Partnership Unit outstanding for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

         (c) Exhibits

             Exhibit 10.1 - Assignment of Purchase Agreement
                            dated January  2,  2004  between
                            the Partnership, AEI Real Estate
                            Fund  XVIII  Limited Partnership
                            and  AEI  Fund Management,  Inc.
                            relating  to  the  Property   at
                            14145    West   Colfax   Avenue,
                            Lakewood, Colorado.

             Exhibit 10.2 - Assignment  and  Assumption   of
                            Lease    dated February 5,  2004
                            between  the   Partnership,  AEI
                            Real   Estate Fund XVIII Limited
                            Partnership  and  Translakewood,
                            LLC relating   to  the  Property
                            at 14145  West Colfax    Avenue,
                            Lakewood, Colorado.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI NET LEASE INCOME & GROWTH
                              FUND XIX LIMITED PARTNERSHIP

                              By: AEI Fund Management XIX, Inc.
                              Its:  Managing  General Partner


Date:  February 17, 2004      /s/ Patrick W Keene
                              By: Patrick W. Keene
                               Its:  Chief  Financial Officer